                                                                     EXHIBIT 3.2

                       CERTIFICATE OF ADOPTION OF BYLAWS

                                       OF

                                 HARMONIC INC.

                         ADOPTION BY SOLE INCORPORATOR

        The undersigned person appointed in the certificate of incorporation to act as the sole incorporator of Harmonic Inc. hereby adopts the foregoing bylaws as the Bylaws of the corporation.

        Executed this 18th day of March, 1999.

                                        /s/ ROBERT G. DAY
                                        ----------------------------------------
                                        Robert G. Day, Sole Incorporator

           CERTIFICATE BY SECRETARY OF ADOPTION BY SOLE INCORPORATOR

        The undersigned hereby certifies that he is the duly elected qualified, and acting Secretary of Harmonic Inc. and that the foregoing Bylaws, comprising nineteen (19) pages, were adopted as the Bylaws of the corporation on March 18, 1999, by the person appointed in the certificate of incorporation to act as the sole incorporator of the corporation.


                                        /s/ ROBERT G. DAY
                                        ----------------------------------------
                                        Robert G. Day, Secretary

                            CERTIFICATE OF AMENDMENT

                                  OF BYLAWS OF

                           HARMONIC LIGHTWAVES, INC.

     The undersigned, being an Assistant Secretary of Harmonic Lightwaves, Inc., a Delaware corporation, hereby certifies as follows:

     1. That the first sentence of Section 3.2 of Article III of the Bylaws of the corporation is hereby amended to read in its entirety as follows:

          "The board of directors shall consist of six (6) members."

     2. The amendment was adopted by the stockholders of the corporation at the Annual Meeting of Stockholders held on April 30, 1997.

Dated: April 30, 1997

                                           /s/ PATRICK J. SCHULTHEIS
                                          -------------------------------
                                          Patrick J. Schultheis,
                                          Assistant Secretary

                                     BYLAWS

                                       OF

                           HARMONIC LIGHTWAVES, INC.
                            (A DELAWARE CORPORATION)

                                   BYLAWS OF

                           HARMONIC LIGHTWAVES, INC.
                            (a Delaware corporation)

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
ARTICLE I  -  CORPORATE OFFICES..............................................................   1
        1.1     REGISTERED OFFICE............................................................   1
        1.2     OTHER OFFICES................................................................   1

ARTICLE II -  MEETINGS OF STOCKHOLDERS.......................................................   1

        2.1     PLACE OF MEETINGS............................................................   1
        2.2     ANNUAL MEETING...............................................................   1
        2.3     SPECIAL MEETING..............................................................   1
        2.4     NOTICE OF STOCKHOLDERS' MEETINGS.............................................   2
        2.5     ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS..............   2
        2.6     MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.................................   3
        2.7     QUORUM.......................................................................   3
        2.8     ADJOURNED MEETING; NOTICE....................................................   4
        2.9     VOTING.......................................................................   4
        2.10    VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT............................   4
        2.11    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING......................   5
        2.12    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING...................................   5
        2.13    PROXIES......................................................................   6
        2.14    ORGANIZATION.................................................................   6
        2.15    LIST OF STOCKHOLDERS ENTITLED TO VOTE........................................   6
        2.16    INSPECTORS OF ELECTION.......................................................   6

ARTICLE III - DIRECTORS......................................................................   7

        3.1     POWERS.......................................................................   7
        3.2     NUMBER OF DIRECTORS..........................................................   7
        3.3     ELECTION AND TERM OF OFFICE OF DIRECTORS.....................................   7
        3.4     RESIGNATION AND VACANCIES....................................................   7
        3.5     REMOVAL OF DIRECTORS.........................................................   8
        3.6     PLACE OF MEETINGS; MEETINGS BY TELEPHONE.....................................   8
        3.7     FIRST MEETINGS...............................................................   9
        3.8     REGULAR MEETINGS.............................................................   9
        3.9     SPECIAL MEETINGS; NOTICE.....................................................   9
        3.10    QUORUM.......................................................................  10
        3.11    WAIVER OF NOTICE.............................................................  10
        3.12    ADJOURNMENT..................................................................  10
        3.13    NOTICE OF ADJOURNMENT........................................................  10
        3.14    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING............................  10

                               TABLE OF CONTENTS

                                  (Continued)

                                                                                PAGE
                                                                                ----
     3.15      FEES AND COMPENSATION OF DIRECTORS............................... 10
     3.16      APPROVAL OF LOANS TO OFFICERS.................................... 10
     3.17      SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION........... 11

ARTICLE IV - COMMITTEES......................................................... 11

     4.1       COMMITTEES OF DIRECTORS.......................................... 11
     4.2       MEETINGS AND ACTION OF COMMITTEES................................ 11
     4.3       COMMITTEE MINUTES................................................ 12

ARTICLE V - OFFICERS............................................................ 12

     5.1       OFFICERS......................................................... 12
     5.2       ELECTION OF OFFICERS............................................. 12
     5.3       SUBORDINATE OFFICERS............................................. 12
     5.4       REMOVAL AND RESIGNATION OF OFFICERS.............................. 12
     5.5       VACANCIES IN OFFICES............................................. 13
     5.6       CHAIRMAN OF THE BOARD............................................ 13
     5.7       PRESIDENT........................................................ 13
     5.8       VICE PRESIDENTS.................................................. 13
     5.9       SECRETARY........................................................ 13
     5.10      CHIEF FINANCIAL OFFICER.......................................... 14
     5.11      ASSISTANT SECRETARY.............................................. 14
     5.12      ADMINISTRATIVE OFFICERS.......................................... 14
     5.13      AUTHORITY AND DUTIES OF OFFICERS................................. 15

ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER
     AGENTS..................................................................... 15

     6.1       INDEMNIFICATION OF DIRECTORS AND OFFICERS........................ 15
     6.2       INDEMNIFICATION OF OTHERS........................................ 15
     6.3       INSURANCE........................................................ 16

ARTICLE VII - RECORDS AND REPORTS............................................... 16
     7.1       MAINTENANCE AND INSPECTION OF RECORDS............................ 16
     7.2       INSPECTION BY DIRECTORS.......................................... 16
     7.3       ANNUAL STATEMENT TO STOCKHOLDERS................................. 16
     7.4       REPRESENTATION OF SHARES OF OTHER CORPORATIONS................... 17
     7.5       CERTIFICATION AND INSPECTION OF BYLAWS........................... 17

ARTICLE VIII - GENERAL MATTERS.................................................. 17

     8.1       RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING............ 17
     8.2       CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS........................ 17
     8.3       CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED................ 17

                               TABLE OF CONTENTS

                                  (Continued)

                                                                                PAGE
                                                                                ----
     8.4       STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES...............  18
     8.5       SPECIAL DESIGNATION ON CERTIFICATES............................  18
     8.6       LOST CERTIFICATES..............................................  19
     8.7       TRANSFER AGENTS AND REGISTRARS.................................  19
     8.8       CONSTRUCTION; DEFINITIONS......................................  19

ARTICLE IX - AMENDMENTS.......................................................  19

ARTICLE X - DISSOLUTION.......................................................  19

ARTICLE XI - CUSTODIAN........................................................  20

     11.1      APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES....................  20
     11.2      DUTIES OF CUSTODIAN............................................  20

                                     BYLAWS

                                       OF

                           HARMONIC LIGHTWAVES, INC.
                            (a Delaware corporation)

                                   ARTICLE I

                               CORPORATE OFFICES

     1.1  REGISTERED OFFICE

     The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.

     1.2  OTHER OFFICES

     The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETING OF STOCKHOLDERS

     2.1  PLACE OF MEETINGS

     Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     2.2  ANNUAL MEETING

     The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the first Tuesday in May in each year at 9:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

     2.3  SPECIAL MEETING

     A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes of all shares of stock owned by stockholders entitled to vote at that meeting.

     If a special meeting is called by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.6 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

     2.4  NOTICE OF STOCKHOLDERS' MEETINGS

     All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

     2.5  ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

          (a) To be properly brought before an annual meeting or special meeting, nominations for the election of directors or other business must be
(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the meeting by a stockholder.

     (b) For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.5. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

          (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2.5. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections or directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and
(ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 2.5. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

     2.6  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

     Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     2.7  QUORUM

     The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting of (ii) the holders of a majority of the shares represented at the meeting and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these bylaws.

     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

     If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

     2.8  ADJOURNED MEETING; NOTICE

     Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by (i) the chairman of the meeting or (ii) the vote of the holders of a majority of the shares represented at that meeting and entitled to vote thereat, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these bylaws.

     When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.9  VOTING

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

     Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

     2.10 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT

     The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

     2.11      STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents shall be delivered to the corporation by delivery to it registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     2.12      RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

     For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     If the board of directors does not so fix a record date:

               (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

               (b) the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board is required, shall be the day on which the first written consent is delivered to the Corporation as provided in Section 2.3(b) of the General Corporation Law of Delaware, or (ii) when prior action by the board is required, shall be at the close of business on the day on which the board adopts the resolution relating to that action.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

     The record date for any other purpose shall be as provided in Section 8.1 of these bylaws.

     2.13 PROXIES

     Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

     2.14 ORGANIZATION

     The president, or in the absence of the president, the chairman of the board, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the president, the chairman of the board, and all of the vice presidents, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.16 INSPECTORS OF ELECTION

     Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

     Such inspectors shall:

          (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b)  receive votes, ballots or consents;

          (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)  count and tabulate all votes or consents;

          (e)  determine when the polls shall close;

          (f)  determine the result; and

          (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                  ARTICLE III

                                   DIRECTORS

     3.1  POWERS

     Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     3.2  NUMBER OF DIRECTORS

     The board of directors shall consist of seven (7) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     3.3  ELECTION AND TERM OF OFFICE OF DIRECTORS

     Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     3.4  RESIGNATION AND VACANCIES

     Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

        Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

        Unless otherwise provided in the certificate of incorporation or these bylaws:

                (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

        If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

        If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

        3.5     REMOVAL OF DIRECTORS

        Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, if and so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

        3.6     PLACE OF MEETINGS; MEETINGS BY TELEPHONE

        Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:00 AM 05/03/2000
                                                          001224973 -- 2493974

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 HARMONIC INC.




     The undersigned, Anthony J. Ley, does hereby certify that:

     1. He is the President of Harmonic Inc., a Delaware corporation (the "Corporation");

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article IV thereof and substituting in lieu of said paragraph the following new paragraph:

     "The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $0.001 per share ("Preferred Stock"), and Common Stock, par value $0.001 per share ("Common Stock"). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 5,000,000. The total number of shares of Common Stock that the Corporation shall have authority to issue is 150,000,000."

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President, on this 3rd day of May, 2000.
                                        HARMONIC INC.



                                       By: /s/ ANTHONY J. LEY
                                           ------------------------------------
                                           ANTHONY J. LEY
                                           President and Chief Executive Officer

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           HARMONIC LIGHTWAVES, INC.


     The following Restated Certificate of Incorporation of Harmonic Lightwaves, Inc. (the "Corporation") (i) amends and restates the provisions of the Certificate of Incorporation of Harmonic Lightwaves, Inc. originally filed with the Secretary of State of the State of Delaware on March 29, 1995, and
(ii) supersedes the original Certificate of Incorporation and all prior amendments and restatements thereto (if any) in their entirety.


                                   ARTICLE I

     The name of this corporation is Harmonic Lightwaves, Inc. (the "Corporation").


                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

     The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $0.001 per share ("Preferred Stock"), and Common Stock, par value $0.001 per share ("Common Stock"). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 5,000,000. The total number of shares of Common Stock that the Corporation shall have authority to issue is 50,000,000.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this Article IV, to fix by resolution or resolutions the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          A. The number of shares constituting that series and the distinctive designation of that series.

          B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series.

          C. Whether that series shall have the voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

          D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine.

          E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates.

          F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and the amount of such sinking funds.

          G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

          H. Any other relative rights, preferences and limitations of that series.

     The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI

          A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be designated in the Bylaws of the Corporation.

          B. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

          C. The directors of the Corporation need not be elected by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation so provide.

          D. At the election of directors of the Corporation, each holder of Common Stock shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE VII

     A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     B. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     C. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action, suit, claim or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.


                                  ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                   ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

     The Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on May 30, 1995.


                                        /s/ ANTHONY J. LEY
                                        ----------------------------------------
                                        Anthony J. Ley, President


                                        /s/ JEFFREY D. SAPER
                                        ----------------------------------------
                                        Jeffrey D. Saper, Secretary

     The undersigned certify under penalty of perjury that they have read the foregoing Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

     Executed at Palo Alto, California on May 30, 1995.


                                        /s/ ANTHONY J. LEY
                                        ----------------------------------------
                                        Anthony J. Ley, President


                                        /s/ JEFFREY D. SAPER
                                        ----------------------------------------
                                        Jeffrey D. Saper, Secretary